Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+ 1 714-885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

Emulex Announces Pricing of $150 Million of Convertible Senior Notes

COSTA MESA, Calif., November 13, 2013 – Emulex Corporation (NYSE: ELX), a leader in network connectivity, monitoring and management, today announced the pricing of $150 million aggregate principal amount of its offering of 1.75% Convertible Senior Notes due 2018 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The notes will be issued at a price equal to 100% of the principal amount thereof. In addition, the Company has granted the initial purchaser for the offering an option to purchase up to an additional $25 million aggregate principal amount of notes from the Company.

The Company currently intends to use a portion of the net proceeds of the offering for general corporate purposes, including repurchases of shares of its common stock through an accelerated share repurchase and individually negotiated transactions. A portion of the shares repurchased may be purchased from purchasers of the notes in privately negotiated transactions effected through the initial purchaser, as agent, on the date of the pricing of the offering.

The initial conversion rate of the notes is 97.1322 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $10.30 per share). The notes will be convertible prior to the close of business on the business day immediately preceding August 15, 2018, but only upon the occurrence of specified events; thereafter, until the close of business on the scheduled trading day immediately preceding the maturity date (November 15, 2018), the notes will be convertible at any time. Upon conversion, the notes will be settled in cash and, if applicable, in shares of Emulex’s common stock (subject to Emulex’s right to pay cash in lieu of all or any portion of such shares).

Goldman, Sachs & Co. is acting as the sole initial purchaser for resale of the offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any offers of the notes will be made only by means of a confidential offering circular. The notes and the shares of the Company’s common stock underlying the notes have not been and will not be registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About Emulex

Emulex, a leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable end-to-end application visibility, optimization and acceleration. The Company’s I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe.

“Safe Harbor” Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that all or a substantial portion of the $30 million in targeted cost savings will not be realized at all or on a timely basis and that the financing and share repurchases described in this press release may not be completed in whole or in part or within the expected timeframe even though we expect to incur charges relating to the cost savings initiative. The assumptions on which the cost savings, share repurchase and capital raise goals and expectations are based necessarily involve judgments with respect to, among other things, economic, competitive and financial market conditions and the impact of the cost savings initiative on our customers, all of which are difficult or impossible to predict and many of which are beyond Emulex’s control. These factors also include the possibility that we may not realize the anticipated benefits from the acquisition of Endace Limited (Endace) on a timely basis or at all, and may be unable to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, loss of patent rights, monetary damages, injunctions against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, liabilities to customers under reimbursement agreements or contractual indemnification provisions, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, related disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the network, server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

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